Exhibit 99.1

Care.com Announces Third Quarter 2017 Financial Results and Raises Full-Year 2017 Guidance

Waltham, MA - November 2, 2017 - Care.com (NYSE: CRCM), the world's largest online destination for finding and managing family care, today is announcing financial results for the third quarter ended September 30, 2017.
“We continued to execute well in Q3, our eighth consecutive quarter of profitable growth,” said Sheila Lirio Marcelo, Founder, Chairwoman and CEO of Care.com.  “In 2017, we expect to generate approximately $25 million in cash, and are raising our expectation for year-end cash and short-term investments to over $100 million. We’re also excited to raise our top and bottom line guidance for 2017. Looking ahead, we expect 2018 to be another year of profitable growth - with further progress toward our long-term EBITDA margin target of 20-25%. And we remain confident that we’re putting the building blocks in place to drive acceleration in top-line growth in 2019 and beyond.”
Financial Results

•	Revenue for the third quarter of 2017 was $44.5 million, a 9% increase from $40.8 million in the third quarter of 2016.

◦	Revenue attributable to the US Consumer offering totaled $35.4 million in the third quarter of 2017, an increase of 8% from $32.8 million in the third quarter of 2016.

◦
Revenue attributable to the Care@Work and B2B Offerings, as well as our services in our international markets, totaled $9.1 million in the third quarter of 2017, an increase of 14% from $8.0 million in the third quarter of 2016.

•	Net income in the third quarter of 2017 was $0.3 million compared to a net loss of $1.3 million in the third quarter of 2016, an improvement of $1.6 million or 3.7 percentage points of margin.

•	Adjusted EBITDA was income of $6.1 million in the third quarter of 2017, compared to $1.8 million in the third quarter of 2016, an improvement of $4.3 million.

•
GAAP EPS (Diluted) was a loss of $0.01 in the third quarter of 2017, compared to loss of $0.14 in the third quarter of 2016. Q3 GAAP EPS (Diluted) was based on 32.5 million weighted average diluted shares outstanding versus 28.8 million in the third quarter of 2016.

•
Non-GAAP EPS (Diluted) was $0.18 in the third quarter of 2017, compared to $0.02 in the third quarter of 2016. Note that Non-GAAP EPS excludes the impact of non-cash stock-based compensation, adjustments relating to preferred stock and other non-recurring items, such as M&A expenses and restructuring costs.

•	The Company ended the quarter with $96.4 million in cash and cash equivalents and short-term investments.

Business Highlights

•	Our total members grew 20% to 26.4 million at the end of the third quarter of 2017, compared to 22.0 million in the same period of 2016.

•
Total families grew to 15.0 million at the end of the third quarter of 2017, an increase of 21% over the end of the third quarter of 2016, and total caregivers grew to 11.4 million at the end of the third quarter of 2017, an increase of 19% over the end of the third quarter of 2016.

Financial Expectations

	Q4 2017 Guidance			Full Year 2017 Guidance			Initial Full Year 2018 Outlook

Revenue	$43.6	—	$44.1	$173.5	—	$174.0	~ $190.0

Adjusted EBITDA	$9.7	—	$10.2	$21.5	—	$22.0	~ $30.0

Non-GAAP EPS	$0.15	—	$0.16	$0.51	—	$0.52	~ $0.65

Figures in millions except for Non-GAAP EPS
Q4 Non-GAAP EPS based on approximately 38 million weighted average dilutive shares
FY'17 full year Non-GAAP EPS based on 38 million weighted average diluted shares
FY'18 full year Non-GAAP EPS based on 40 million weighted average diluted shares

Future GAAP Net Income (Loss) and GAAP EPS may be significantly affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which we are not able to estimate and which therefore are excluded in the calculation of the Company’s non-GAAP EPS guidance as described in this press release. Due to the nature of any such items, we are not able to estimate their significance, and it is therefore currently not practical to reconcile adjusted EBITDA and non-GAAP EPS guidance to the most comparable GAAP measure.

Earnings Teleconference Information

The Company will host a conference call at 8:00 AM ET today to discuss these results. The conference call will be accessible at (877) 407-4018 or (201) 689-8471 (International). The call will also be broadcast simultaneously at http://investors.care.com. Following completion of the call, a recorded replay of the webcast will be available on Care.com’s website. To listen to the telephone replay, call toll-free (844) 512-2921 or (412) 317-6671 (International), conference ID# 13672048. The telephone replay will be available from 11:00 AM ET November 2 through 11:59 PM ET November 9, 2017. Additional investor information can be accessed at http://www.care.com.

About Care.com

Since launching in 2007, Care.com (NYSE: CRCM) has been committed to solving the complex care challenges that impact families, caregivers, employers, and care service companies. Today, Care.com is the world’s largest online destination for finding and managing family care, with 15.0 million families and 11.4 million caregivers* across more than 20 countries, including the U.S., UK, Canada and parts of Western Europe, and approximately 1.3 million employees of corporate clients having access to our services. Spanning child care to senior care, pet care, housekeeping and more, Care.com provides a sweeping array of services for families and caregivers to find, manage and pay for care or find employment. These include: a comprehensive suite of safety tools and resources members may use to help make more informed hiring decisions - such as third-party background check services, monitored messaging, and tips on hiring best practices; easy ways for caregivers to be paid online or via mobile app; and Care.com Benefits, including the household payroll and tax services provided by Care.com HomePay and the Care Benefit Bucks program, a peer-to-peer pooled, portable benefits platform funded by household employer contributions which provides caregivers access to professional benefits. For enterprise clients, Care.com builds customized benefits packages covering child care, back up care and senior care consulting services through its Care@Work business, and serves care businesses with marketing and recruiting support. To connect families further, Care.com acquired community platforms Big Tent and Kinsights in 2013 and 2015, respectively. Headquartered in Waltham, Massachusetts, Care.com has offices in Berlin, Austin and the San Francisco Bay area.

*As of September 2017
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the projected future EBITDA margins of the business, the expected results of product investments and innovations, and the Company’s financial guidance for the fourth quarter of 2017 and full year 2017 and initial outlook 2018.

These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “plan,” "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," “designed,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership while leveraging our investment in sales and marketing, our success in converting non-paying members to paying members, our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable, our ability to protect our brand and maintain our reputation among our members, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change.  The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.
Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present the following non-GAAP measures of financial performance: adjusted EBITDA, non-GAAP net income (loss) from continuing operations and non-GAAP earnings per share from continuing operations (“EPS”).

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented: adjusted EBITDA, non-GAAP net income (loss) from continuing operations and non-GAAP EPS as non-GAAP financial measures in this press release. We define adjusted EBITDA as income (loss) from continuing operations, which excludes the accretion of preferred stock dividends and issuance costs, plus: federal, state and franchise taxes, other expense, net, depreciation and amortization, stock-based compensation, accretion of contingent consideration, merger and acquisition related costs, and other unusual or non-cash significant adjustments, such as impairment and restructuring charges. Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which is based on the Company's estimate of the useful life of tangible and intangible assets. We define non-GAAP net income as income (loss) from continuing operations, which excludes the accretion of preferred stock dividends, plus stock-based compensation, accretion of contingent consideration, merger and acquisition related costs, and other unusual or non-cash significant adjustments such as impairment and restructuring charges. We define non-GAAP EPS as non-GAAP net income divided by diluted weighted-average shares outstanding, using the treasury stock method.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company's core operations or do not require a cash outlay, such as stock-based compensation. Care.com’s management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

Care.com, Inc.
Consolidated Balance Sheets
(in thousands)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$81,434	$61,094
Short-term investments	15,000	15,000
Accounts receivable (net of allowance of $130 and $163, respectively) (1)	4,120	2,789
Unbilled accounts receivable (2)	5,462	5,541
Prepaid expenses and other current assets	7,028	3,787
Total current assets	113,044	88,211
Property and equipment, net	4,001	4,947
Intangible assets, net	1,136	1,708
Goodwill	60,013	57,910
Other non-current assets	2,062	2,448
Total assets	$180,256	$155,224

Liabilities, redeemable convertible preferred stock, and stockholders' equity
Current liabilities:
Accounts payable (3)	$2,340	$2,483
Accrued expenses and other current liabilities (4)	20,592	12,798
Deferred revenue (5)	19,589	15,971
Total current liabilities	42,521	31,252
Deferred tax liability	4,467	4,276
Other non-current liabilities	5,993	5,087
Total liabilities	52,981	40,615

Series A Redeemable Convertible Preferred Stock - 46 shares designated; 46 shares issued and outstanding at September 30, 2017 and December 31, 2016; at aggregate liquidation and redemption value at September 30, 2017 and December 31, 2016, respectively	49,601	47,660
Stockholders' equity
Preferred Stock: $0.001 par value - authorized 5,000 shares at September 30, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 29,999 and 28,984 shares issued and outstanding at September 30, 2017 and December 31, 2016 respectively	30	29
Additional paid-in capital	262,272	255,031
Accumulated deficit	(185,049)	(187,808)
Accumulated other comprehensive income (loss)	421	(303)
Total stockholders' equity	77,674	66,949
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$180,256	$155,224

(1) Includes accounts receivable due from related party of $221 and $150 at September 30, 2017 and December 31, 2016, respectively (Note 13)
(2) Includes unbilled accounts receivable due from related party of $89 and $286 at September 30, 2017 and December 31, 2016, respectively (Note 13)
(3) Includes accounts payable due to related party of $0 and $107 at September 30, 2017 and December 31, 2016, respectively (Note 13)
(4) Includes accrued expenses and other current liabilities due to related party of $1,571 and $1,055 at September 30, 2017 and December 31, 2016, respectively (Note 13)
(5) Includes deferred revenue associated with related party of $35 and $151 at September 30, 2017 and December 31, 2016, respectively (Note 13)

Care.com, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 24, 2016	September 30, 2017	September 24, 2016

Revenue (1)	$44,536	$40,791	$129,874	$118,241
Cost of revenue	9,345	8,396	27,111	23,257
Operating expenses:
Selling and marketing (2)	17,749	20,075	54,799	58,103
Research and development	6,202	5,115	18,857	15,026
General and administrative	8,840	7,445	25,528	23,197
Depreciation and amortization	419	582	1,266	2,501
Restructuring charges	2,978	—	2,978	714
Total operating expenses	36,188	33,217	103,428	99,541
Operating loss	(997)	(822)	(665)	(4,557)
Other income (expense), net	612	(67)	1,921	(210)
(Loss) income from continuing operations before income taxes	(385)	(889)	1,256	(4,767)
(Benefit from) provision for income taxes	(647)	332	(1,503)	952
Income (loss) from continuing operations	262	(1,221)	2,759	(5,719)
(Loss) income from discontinued operations, net of tax	—	(49)	—	7,785
Net income (loss)	262	(1,270)	2,759	2,066
Accretion of Series A Redeemable Convertible Preferred Stock dividends	(680)	(616)	(1,942)	(616)
Accretion of Series A Redeemable Convertible Preferred Stock issuance costs	—	(2,124)	—	(2,124)
Net income attributable to Series A Redeemable Convertible Preferred Stock	—	—	(113)	—
Net (loss) income attributable to common stockholders - basic	$(418)	$(4,010)	$704	$(674)

Net (loss) income per share attributable to common stockholders (Basic):
(Loss) income from continuing operations attributable to common stockholders	$(0.01)	$(0.14)	$0.02	$(0.27)
Income from discontinued operations attributable to common stockholders	—	—	—	0.25
Net (loss) income per share attributable to common stockholders	$(0.01)	$(0.14)	$0.02	$(0.02)

Net (loss) income per share attributable to common stockholders (Diluted):
(Loss) income from continuing operations attributable to common stockholders	(0.01)	(0.14)	0.02	(0.27)
Income from discontinued operations attributable to common stockholders	—	—	—	0.25

Net (loss) income per share attributable to common stockholders	$(0.01)	$(0.14)	$0.02	$(0.02)

Weighted-average shares used to compute net (loss) income per share attributable to common stockholders:
Basic	29,825	28,769	29,510	31,045
Diluted	32,521	28,769	32,085	31,045
(1) Includes related party revenue of $457 and $408 for the three months ended September 30, 2017 and September 24, 2016, respectively. Includes related party revenue of $1,281 and $965 for the nine months ended September 30, 2017 and September 24, 2016, respectively. (Note 13)
(2) Includes related party expenses of $3,655 and $4,580 for the three months ended September 30, 2017 and September 24, 2016, respectively. Includes related party expenses of $11,475 and $11,608 for the nine months ended September 30, 2017 and September 24, 2016, respectively. (Note 13)

Care.com, Inc.
Consolidated Statement of Cash Flows
(in thousands)
	Nine Months Ended
	September 30, 2017	September 24, 2016
Cash flows from operating activities
Net income	$2,759	$2,066
Income from discontinued operations, net of tax	—	7,785
Income (loss) from continuing operations	2,759	(5,719)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Stock-based compensation	6,586	4,765
Depreciation and amortization	1,701	3,070
Deferred taxes	(1,593)	837
Foreign currency remeasurement gain	1,671	351
Other non-cash operating (income) expense	489	(120)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(1,290)	(486)
Unbilled accounts receivable	83	(635)
Prepaid expenses and other current assets	(1,362)	(1,015)
Other non-current assets	444	—
Accounts payable	(181)	(208)
Accrued expenses and other current liabilities	7,313	2,161
Deferred revenue	3,492	3,516
Other non-current liabilities	1,166	1,040
Net cash provided by operating activities by continuing operations	21,278	7,557
Net cash provided by operating activities by discontinued operations	—	2,441
Net cash provided by operating activities	21,278	9,998

Cash flows from investing activities
Purchases of property and equipment	(566)	(152)
Payments for acquisitions, net of cash acquired	—	(420)
Purchase of short-term investment	(15,000)	(15,000)
Sale of short-term investment	15,000	—
Payments for security deposits	(33)	—
Net cash used in investing activities	(599)	(15,572)

Cash flows from financing activities
Proceeds from issuance of Series A Redeemable Convertible Preferred Stock, net of issuance costs of $2,124	—	44,226
Proceeds from exercise of common stock options	2,600	1,113
Payment for repurchase of common stock	—	(30,525)
Net cash provided by financing activities by continuing operations	2,600	14,814
Net cash used in financing activities by discontinued operations	—	(14,510)
Net cash provided by financing activities	2,600	304

Effect of exchange rate changes on cash and cash equivalents	(2,939)	(137)

Net increase (decrease) in cash and cash equivalents	20,340	(5,407)
Cash and cash equivalents, beginning of the period	61,094	61,240
Cash and cash equivalents, end of the period	$81,434	$55,833

Care.com, Inc.
Reconciliation of Adjusted EBITDA & Non-GAAP Income (Loss)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 24, 2016	September 30, 2017	September 24, 2016
	(unaudited)		(unaudited)

Income (loss) from continuing operations	$262	$(1,221)	$2,759	$(5,719)

Federal, state and franchise taxes	(589)	395	(1,299)	1,211
Other (income) expense, net	(612)	67	(1,921)	210
Depreciation and amortization	502	756	1,701	3,070
EBITDA	(437)	(3)	1,240	(1,228)

Stock-based compensation	3,035	1,751	6,586	4,765
Merger and acquisition related costs	141	26	236	100
Restructuring related costs	2,978	—	2,978	714
Litigation related costs	—	—	75	—
Software implementation costs	229	—	457	—
Severance related costs	200	—	321	—
Adjusted EBITDA	$6,146	$1,774	$11,893	$4,351

Add back for Non-GAAP Net Income (Loss)

Federal, state and franchise taxes	589	(395)	1,299	(1,211)
Other income (expense), net	612	(67)	1,921	(210)
Depreciation and amortization	(502)	(756)	(1,701)	(3,070)
Non-GAAP net income (loss)	$6,845	$556	$13,412	$(140)

Non-GAAP net income (loss) per share:
Basic	$0.23	$0.02	$0.45	$—
Diluted	$0.18	$0.02	$0.36	$—

Weighted-average shares used to compute non-GAAP net income (loss) per share :
Basic	29,825	28,769	29,510	31,045
Diluted	37,245	36,487	36,809	31,045

Care.com, Inc.
Reconciliation of Non-GAAP EPS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 24, 2016	September 30, 2017	September 24, 2016
	(unaudited)		(unaudited)
Weighted-average shares used to compute net income (loss) per share:
Diluted	37,245	36,487	36,809	31,045

Net income (loss) per share (Diluted):
Net (loss) income per share attributable to common stockholders	$(0.01)	$(0.11)	$0.02	$(0.02)
Impact on net (loss) income per share of Series A related costs	0.02	0.08	0.06	0.09
Adjusted net income (loss) per share	$0.01	$(0.03)	$0.07	$0.07

Income from discontinued operations, net of tax	—	0.00	—	(0.25)
Stock-based compensation	0.08	0.05	0.18	0.15
Merger and acquisition related costs	0.00	0.00	0.01	0.00
Restructuring related costs	0.08	—	0.08	0.02
Litigation related costs	—	—	0.00	—
Software implementation costs	0.01	—	0.01	—
Severance related costs	0.01	—	0.01	—
Non-GAAP net income (loss) per share - diluted	$0.18	$0.02	$0.36	$ (0.00)

Care.com, Inc.
Supplemental Data
(in thousands, except monthly average revenue per member)

	Period Ended
	September 30, 2017	September 24, 2016
Total members*	26,393	21,968
Total families*	14,967	12,383
Total caregivers*	11,427	9,585

Paying families - US Consumer Business	320	291

* data is cumulative as of the end of the respective period and excludes families from discontinued operations

	Period Ended
	September 30, 2017	September 24, 2016
Monthly average revenue per paying family
US Consumer Business	$38	$39